EXHIBIT 32.2

Certificate Pursuant to 18 U.S.C Section 1350, as adopted pursuant to
Section 906 of Sarbanes – Oxley Act of 2002
CERTIFICATION OF CFO

In connection with the quarterly report on Form 10-Q of Apyx Medical Corporation (the "Company") for the period ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Financial Officer certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2019	By:	/s/ Tara Semb
Tara Semb
Chief Financial Officer